As filed with the Securities and Exchange Commission on  December 8, 2009 Registration No. 333-163388

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

YONGYE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-8051010	2870

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)	(Primary Standard Industrial Classification Code Number)

6 th Floor, Suite 608 Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District,
Beijing, PRC
86-10-8232-8866

(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

Empire Stock Transfer Inc.
2470 Saint Rose Parkway,
Suite 304
Henderson, Nevada 89074
(702) 818-5898

(Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)

With a copy to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4159

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered		Proposed Maximum Offering Price Per Security (1)		Proposed Maximum Aggregate Offering Price (2)		Amount of Registration Fee
Common Stock, $0.001 par value per share(2)		(3)		(3)		(3)		(3)
Common Stock Purchase Rights(2)		(3)		(3)		(3)		(3)
Warrants (2)		(3)		(3)		(3)		(3)
Debt Securities		(3)		(3)		(3)		(3)
Units		(3)		(3)		(3)		(3)
Total	$100,000,000		100%		$100,000,000		$5,580	(4)

(1) This registration statement includes $100,000,000 of securities which may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4) Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment is to delete a footnote to the Calculation of Registration Fee table on the cover page of the Registration Statement and file certain exhibits thereto in response to a comments received from the Staff of the Securities and Exchange Commission. The Prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee	$5,580
Legal Fees and Expenses *	10,000
Accounting Fees and Expenses *	1,000
Total	$16,580

* Estimated

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers, directors and employees are indemnified as provided by our articles of incorporation, bylaws and Nevada law. Please refer to ‘‘Disclosure of Commission Position on Indemnification for Securities Act Liabilities’’ for a description of such indemnification provisions. We maintain officers’ and directors’ liability insurance.

Our articles of incorporation limit the liability of our directors and officers under certain circumstances. The “Additional Provisions” of our articles of incorporation provide that the liability of directors or officers for monetary damages are eliminated to the fullest extent permitted by Nevada law.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, both of which are likely to materially reduce the market and price for our shares.

Item 16. Exhibits

Exhibit
Number	Description of Document

1.1*	Form of underwriting agreement with respect to debt securities, common stock, common stock purchase rights and warrants.

2.1	Articles of Merger with Agreement and Plan of Merger (1)

3.1	Articles of incorporation, as amended, as currently in effect (2)

3.3	Amended and Restated By-laws (3)

4.1*	Specimen Stock Certificate

4.2	Form of senior indenture, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.3	Form of subordinated indenture, to be entered into between registrant and a trustee acceptable to the registrant, if any.

4.4*	Form of debt securities, if any.

4.5*	Form of warrant agreement and warrant certificate, if any.

4.6*	Form of unit agreement and unit certificate, if any.

4.7*	Form of Common Stock Purchase Right

5.1	Opinion of Lewis and Roca LLP as to the legality of the securities being registered.

5.2	Opinion of Loeb & Loeb LLP as to the legality of the securities being registered.

23.1	Consent of Lewis and Roca LLP (included in Exhibit 5.1).

23.2	Consent of Loeb & Loeb LLP †

23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)

23.3	Consent of MSPC Certified Public Accountants and Advisors, P.C., an independent registered accounting firm.†

23.4	Consent of Patrizio & Zhao, LLC, an independent registered accounting firm.†

24.1	Power of Attorney (included on signature pages to the registration statement).†

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of a trustee acceptable to the registrant, as trustee under the Indenture.

*	To the extent applicable, to be filed by a post-effective amendment or as an exhibit to a document filed under the Securities Exchange Act, as amended, and incorporated by reference herein.
**	To be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

† Previously filed
(1) Filed as Exhibit 2.2 to the Current Report on Form 8-K filed with the Commission on June 24, 2009 and incorporated herein by reference.
(2) Filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on April 22, 2008 and incorporated herein by reference.
(3) Filed as Exhibit 3.2 to the Registration Statement on Form S-1 (Reg. No. 333-159892) filed with the Commission on June 11, 2009 and incorporated herein by reference.

UNDERTAKINGS.

Undertaking Required by Item 512 of Regulation S-K.

(a)          The undersigned registrant will:

(1)          File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)           include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee”table in the effective registration statement; and

(iii)         include any additional or changed material information on the plan of distribution.

(2)          For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(6)          For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)         Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(h)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Beijing, PRC on December 7, 2009.

YONGYE INTERNATIONAL, INC.

By:	/s/ Zishen Wu
Name:	Zishen Wu
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Sam Yu
Name:	Sam Yu
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Dated: December 7, 2009	By:	*
Name: Taoran Sun
Title: Director

Dated: December 7, 2009	By:	*
Name: Zhao Qiang
Title: Director

Dated: December 7, 2009	By:	*
Name: Guo Xiaochuan
Title: Director

Dated: December 7, 2009	By:	*
Name: Zhang Rijun
Title: Director

Dated: December 7, 2009	By:	*
Name: Li Xindan
Title: Director

Dated: December 7, 2009	By:	*
Name: Sean Shao
Title: Director

Dated: December 7, 2009	By:	/s/ Sam Yu
Name: Sam Yu
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

* Dated: December 7, 2009	By:	/s/ Zishen Wu
Name: Zishen Wu
Title: Attorney-in-Fact and Chief Executive Officer (Principal Executive Officer)